CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports dated July 18, 2000, on the May 31, 2000 financial statements of the STI Classic Funds, and to all references to our Firm included in or made part of the STI Classic Funds' Post-Effective Amendment No. 37 on Form N1-A to the Registration Statement File No. 33-45671.


                                                        /S/ Arthur Andersen LLP

Philadelphia, PA
September 20, 2000